Exhibit 23.4

Consent of Independent Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Bakkt, Inc. of our report dated August 6, 2026, with respect to the consolidated financial statements of Distributed Technologies Research Global Ltd. as of December 31, 2025, and for the year then ended, which report is included in the Current Report on Form 8-K/A of Bakkt, Inc. filed with the Securities and Exchange Commission on August 7, 2026.

/s/ Harikishan Rankawat
Harikishan Rankawat R N G Auditors L.L.C Registration No. 5527
Place: Dubai, UAE Date: October 20, 2026